May 2, 1997

Mr. Bret J. Harris
Chief Financial Officer
Martin Color-Fi, Inc.
Star Fibers Corp.
Custom Colorants, Inc.
Buchanan Industries, Inc.
Palmetto Spinning Corporation
P.O. Box 469
Edgefield, SC  29824

     Re:  Modification  of  Loans  Extended  by  NationsBank,   N.A.  to  Martin
          Color-Fi, Inc., et al.

Dear Bret:

         This letter shall serve as a written modification to (i) that certain Third Amended and Restated Loan and Security Agreement (as amended or modified the "Loan Agreement") dated to be effective as of March 27, 1997 by and between Martin Color-Fi, Inc., Star Fibers Corp., Custom Colorants, Inc., Buchanan Industries, Inc. and Palmetto Spinning Corporation (collectively, the "Borrowers") and NationsBank, N.A. ("NationsBank"); (ii) that certain Second Amended and Restated Revolving Credit Promissory Note (the "Revolving Credit Note") in the principal amount of $25,000,000 dated to be effective as of December 16, 1996 executed by Borrowers and delivered to NationsBank; (iii) that certain Second Amended and Restated Term Loan Promissory Note (the "Term Note") in the principal amount of $36,310,000 dated to be effective as of December 16, 1996 executed by Borrowers and delivered to NationsBank; and (iv) the other Loan Documents (as such term is defined in the Loan Agreement).

I.       MODIFICATIONS TO LOAN AGREEMENT

         The Loan Agreement is amended as follows:

         (i) By amending all references to the maximum principal amount of the Revolving Credit Loan such that for the period of time commencing on the effective date of this letter and ending on June 2, 1997, the maximum principal amount of the Revolving Credit Loan shall be $28,000,000; provided, from and after June 3, 1997 the maximum principal amount of the Revolving Credit Loan shall be $25,000,000;



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Mr. Bret J. Harris
May 2, 1997
Page 2



         (ii) By deleting the provision that reads "sixty percent (60%) of the total principal outstanding under the Revolving Credit Loan during the period of time commencing on December 16, 1996 and ending on April 30, 1997" at the end of the next to the last sentence of Section 2.5 on page 13 and substituting in lieu thereof the following:

                           sixty percent (60%) of the total principal outstanding under Revolving Credit Loan during the period of time commencing on December 16, 1996 and ending on June 2, 1997.

          (iii) By inserting the following provision at the end of the second sentence of Section 3.2:

                           ; provided, the Income Recapture Payment due in calendar year 1997 shall be due and payable on June 2, 1997.

II.      MODIFICATIONS TO REVOLVING CREDIT NOTE

         The Revolving Credit Note is modified as necessary to provide that the maximum principal amount of the Revolving Credit Note shall be $28,000,000 for the period of time commencing as of the effective date of this letter and ending on June 2, 1997. From and after June 3, 1997, the maximum principal amount of the Revolving Credit Note shall be reduced to $25,000,000.

III.     MODIFICATIONS TO TERM NOTE

         The Term Note is amended by inserting the following provision at the end of the second sentence of the section entitled Repayment of Principal and Payment of Interest:

         , provided, the Income Recapture Payment due in calendar year 1997 shall be due and payable on June 2, 1997.

IV.      MODIFICATIONS TO OTHER LOAN DOCUMENTS

         All other Loan Documents are amended as necessary to be consistent with the modification set forth in this letter and to provide that each of the Loan Documents and any liens granted thereby shall continue to secure the Loans as modified by this letter, with the same force and effect as when originally executed.

         The intent of the foregoing  modifications described in this letter are
(i) to increase the maximum principal amount of the Revolving Credit Loan to $28,000,000 from the date hereof


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Mr. Bret J. Harris
May 2, 1997
Page 3



through June 2, 1997 at which time the maximum principal amount of the Revolving Credit Loan shall be reduced to $25,000,000; (ii) to provide Borrowers a period of time commencing on December 16, 1996 and ending on June 2, 1997 during which the inventory "cap" will be raised from 50% of the total principal outstanding under the Revolving Credit Loan to 60% of the total principal outstanding under the Revolving Credit Loan; provided, from and after June 3, 1997, the maximum principal advanced and outstanding under the Revolving Credit Loan against Eligible Inventory shall not exceed, at any time, fifty percent (50%) of the total principal outstanding under the Revolving Credit Loan; and (iii) to establish June 2, 1997 as the date on which the Income Recapture Payment required to be paid in connection with the Term Loan in calendar year 1997 is due.

         All capitalized terms not otherwise defined in this letter shall have the meaning ascribed to such term in the Loan Agreement. All other terms and conditions of the Loan Documents shall remain in full force and effect. Borrowers represent and warrant that, as of the date of this letter (i) all representations contained in the Loan Agreement and the other Loan Documents are true and accurate; (ii) all covenants contained in the Loan Agreement and the other Loan Documents have been and remain satisfied; and (iii) no Event of Default exists or no condition exists which with the giving of notice for the passage of time, or both, would constitute an Event of Default under Loan Agreement or the other Loan Documents.

         As a condition to NationsBank providing the modifications as described herein, Borrowers shall pay to NationsBank a fee equal to $2,500.00 which is due and payable upon acceptance of this letter by the Borrowers and must be received by NationsBank prior to NationsBank being bound by the terms and conditions of this letter agreement.

         Please have all parties execute the original of this letter to indicate each of the Borrowers' agreement to be bound by the terms and conditions of this letter and return the original fully- executed letter to me as soon as possible. This letter agreement will be binding on all parties upon our receipt of the original fully-executed and dated letter and our fee.

                                                         Kindest regards,
                                                         NationsBank, N.A.



                                                         Greg A. LaPointe
                                                         Vice President


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Mr. Bret J. Harris
May 2, 1997
Page 4


Agreed to on this      day of May, 1997.

BORROWERS:

MARTIN COLOR-FI, INC.


By: Bret J. Harris
    Its: Chief Financial Officer

STAR FIBERS CORP.


By: Bret J. Harris
    Its: Chief Financial Officer

CUSTOM COLORANTS, INC.


By: Bret J. Harris
    Its: Chief Financial Officer


BUCHANAN INDUSTRIES, INC.


By: Bret J. Harris
    Its: Chief Financial Officer

PALMETTO SPINNING CORPORATION


By: Bret J. Harris
    Its: Chief Financial Officer